Exhibit 99.1

View Announces Q3 2023 Earnings

Milpitas, CA, November 14th, 2023: View, Inc. (Nasdaq: VIEW) (“View” or the “Company”), a leader in smart building platforms and technologies, today announced financial results for Q3 2023.

Q3 2023 Financial Highlights

•	Revenue Growth: Q3’23 revenue of $38 million grew 61% year-over-year compared to $24 million in Q3’22.

•	Gross Margin Improvement: Higher quality revenue and lower fixed costs drove improving margins year-over-year:

•

Gross Margin improved from ($25 million) in Q3’22 to ($4 million) in Q3’23, which included $6 million of charges from changes in estimated manufactured per-unit costs due to a revised future production outlook and $0.3 million of non-cash stock-based compensation expense.

•	Gross Margin, without the future production outlook adjustments described above, was positive in Q3’23.

•	Reduction in R&D and SG&A Expenses: Cost reduction actions resulted in significant savings in R&D and SG&A expenses in the quarter:

•	R&D expense was $7 million lower (43%) in Q3’23 compared to the same period in the prior year. Non-GAAP R&D expense was $6 million lower (42%) in Q3’23 compared to the same period in the prior year.

•

SG&A expense was $16 million lower (38%) in Q3’23 compared to the same period in the prior year. Non-GAAP SG&A expense was $4 million lower (20%) in Q3’23 compared to the same period in the prior year.

•	Continued Progress towards Profitability: Revenue growth, improving gross margins, and lower R&D and SG&A expenses resulted in:

•	Loss from operations was ($208 million) in Q3’23 including a $170 million non-cash charge for impairment of long-lived assets and $11 million of non-cash stock-based compensation expense.

•	Non-GAAP loss from operations, as adjusted for these items, improved from ($59 million) in Q3’22 to ($28 million) in Q3’23.

•	Non-GAAP Adjusted EBITDA improved from ($53 million) in Q3’22 to ($23 million) in Q3’23.

•	Cash Burn Reduction and Improvement in Cash Management: Revenue growth and lower structural fixed costs improved quarterly cash burn year-over-year in Q3’23:

•	Net cash used in operating activities improved by $19 million (37%) year-over-year, from ($51 million) in Q3’22 to ($32 million) in Q3’23.

Key Announcements and Outlook

•

$50 million Senior Secured Credit Facility: The Company announced a $50 million financing in the form of a Senior Secured Credit Facility from an investor consortium comprised of strategic real estate investors Cantor Fitzgerald, RXR, Anson and Affinius.

•

Additional Actions taken to Improve Cash Burn: In October 2023, the Company took additional actions to reduce structural fixed costs, improving both factory fixed costs and operating expenses. The Company expects these savings to be approximately $10 million annualized from Q3’23, which will be partially realized in Q4’23 and fully realized in Q1’24.

•	Updating 2023 Revenue Guidance: Management updates FY2023 revenue guidance to be in the range of $110 million to $120 million, representing 13% year-over-year growth at the midpoint of the range.

“View continues to make progress on our path to profitability and we remain laser-focused on cash management and reducing cash burn. In the quarter, we significantly lowered our structural fixed costs and improved quarterly cash burn,” said Dr. Rao Mulpuri, CEO of View. “The real estate industry needs solutions for climate change and a path to net zero, and we are excited that the consortium of industry investors is backing View and helping unlock the next stage of growth. The View team remains steadfast in our commitment to serving our customers, delivering world class products, and growing the business to profitability.”

Q3 2023 Results

Q3 2023 revenue of $38 million represents a 61% year-over-year increase from Q3 2022. Q3 2023 revenue growth was primarily driven by growth in the Company’s Smart Building Platform, which is fully operational and, importantly, helps customers achieve cost parity with the recently enacted Investment Tax Credit (ITC). Multi-family residential continues to be a large growth driver for the Company’s Smart Building Platform, with growth of approximately 120% year-over-year.

Q3 2023 cost of revenues of $43 million represents a 13% year-over-year reduction from Q3 2022 and demonstrates continued leverage in the business model. Cost of revenues in the quarter benefited from lower structural fixed costs which were the result of continued actions taken by the Company, partially offset by $6 million of charges from changes in estimated manufactured per-unit costs due to a revised future production outlook.

Research and Development (“R&D”) expenses of $9 million in Q3 2023 represent a decrease of 43% from the same period in 2022. The decrease in R&D expenses was primarily driven by additional cost savings actions taken combined with the completion of R&D projects following the roll out of our Gen4 IGU and network electronics.

Selling, General and Administrative (“SG&A”) expenses of $26 million in Q3 2023 represent a 38% year-over-year reduction from Q3 2022, primarily due to lower stock compensation, cost savings actions taken, and lower legal and accounting spending on outside services.

Outlook Changes and Impairment of Long-Lived Assets

During the third quarter of 2023, due to a continued decline in economic and market conditions, including a continued and sustained decline in our market capitalization, rising interest rates and a prolonged outlook for a continued slow-down in the real estate market, as well as a limited amount of additional financing being secured and revised projections for our future operating results, we determined that a triggering event existed requiring our assets to be evaluated for impairment as of September 30, 2023. As a result, we performed an interim quantitative impairment analysis as of this date. Under the accounting guidance in ASC 360, the excess of the carrying value over the fair value of the asset group is recognized as an impairment loss and allocated to assets for which the carrying value exceeds the respective asset’s fair value. Based on the results of the analysis, we recorded an impairment charge during the three months ending September 30, 2023 of approximately $170 million to write down the value of property and equipment.

The Company recorded charges of $6 million in Q3 ’23 for changes in estimates following management’s revised outlook on future production. These charges reflect changes in unit costs of IGU production, but do not result in higher cash outflows for factory costs. Due to management’s focus on cash profitability, the Company has reduced its factory base operating costs and is focusing on profitability through strategic volume growth with higher quality projects with favorable economics. These changes in estimates reflect higher per unit costs in the future as management projects lower production using a rationalized capacity model. The higher estimated future per-unit IGU costs resulted in a $4 million increase in our warranty liability and a $2 million increase in our contract loss accrual.

Liquidity and Financing

The Company has continued to take steps to pursue greater efficiency and lower its structural costs. Most recently, the Company took further actions in October 2023 to reduce structural fixed costs, improving both factory fixed costs and operating expenses. The Company expects these savings to be approximately $10 million annualized from Q3’23, which will be partially realized in Q4’23 and fully realized in Q1’24. In addition, on October 16, 2023, the Company announced a $50 million financing in the form of a Senior Secured Credit Facility from an investor consortium comprised of strategic real estate investors Cantor Fitzgerald, RXR, Anson and Affinius. View believes that its cash and cash equivalents currently available, in combination with projected draws from the credit facility, will be sufficient to fund its anticipated operating costs and obligations into, but not beyond, the first quarter of 2024. This projection is based on the Company’s current expectations regarding revenues, collections, cost structure, current cash burn rate, anticipated additional draws of $37.5 million from the credit facility and other operating assumptions. The Company’s ability to make the anticipated additional draws are subject to (i) a cap on the amount of draws that may be requested in any one calendar week of $2 million, (ii) with respect to any draw made after December 31, 2023, delivery of a budget approved by the lenders, (iii) no default or event of default continuing under the Credit Agreement, (iv) the representations and warranties set forth in the Credit Agreement and the related loan documentation being true and correct in all material respects, (v) the use of proceeds of any such draw not being in contravention with the then-current approved budget, (vi) the consummation of certain required post-closing requirements and (vii) liquidity of at least $25 million.

To address our cash needs, we continue to seek additional sources of capital. While the Company has raised sufficient capital to fund operations in the past, there can be no assurance that the necessary additional financing will be available on terms acceptable to the Company, or at all. As there can be no assurance that such necessary financing will be available, we may execute other strategic alternatives to maximize stakeholder value, including further expense reductions, sale of all or portions of the business, corporate capital restructuring or formal reorganization, or liquidation of assets.

Conference Call and Webcast Details

View will host a conference call to discuss its financial results at 2:30 p.m. Pacific Time / 5:30 p.m. Eastern Time on Tuesday, November 14th, 2023. A live webcast of the call can be accessed on View’s Investor Relations website at https://investors.view.com or through the webcast link below. An audio replay of the webcast will be available shortly after the call.

Title: View, Inc. Third Quarter 2023 Financial Results Conference Call

Date/Time: November 14th, 2023, at 5:30 pm ET

Participant Dial-In: +1-877-524-8416 / +1-412-902-1028

Webcast Link: https://event.choruscall.com/mediaframe/webcast.html?webcastid=Kt3Yupjk

Forward-Looking Statements

This press release and certain materials View files with the U.S. Securities and Exchange Commission (the “SEC”), as well as information included in oral statements or other written statements made or to be made by View, other than statements of historical fact, contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including but not limited to statements regarding our ability to secure additional financing, our anticipated liquidity, our ability to draw additional funds under our credit facility, the information contained under “Key Announcements and Outlook,” our future operations, operating results, financial performance or liquidity, and our business plan, long-term strategy, potential strategic alternatives to maximize stakeholder value and similar initiatives.

These forward-looking statements are based on current expectations, estimates, assumptions, projections and management’s beliefs, that are subject to change. There can be no assurance that these forward-looking statements will be achieved; these statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, many of which are beyond View’s control and are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. View’s business is subject to a number of risks which are described more fully in View’s Annual Report on Form 10-K for the year ended December 31, 2022, as amended, its Quarterly Reports on Form 10-Q and in its other filings with the SEC. View undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

Financial Information; Non-GAAP Financial Measures

This press release contains certain financial information and data that was not prepared in accordance with United States generally accepted accounting principles (“GAAP”), including Non-GAAP Gross Profit, Non-GAAP Gross Margin, Non-GAAP Total Operating Expenses, Non-GAAP Operating Loss, and Non-GAAP Adjusted EBITDA. These non-GAAP measures, and other measures that are calculated using such non-GAAP measures, are an addition to, and not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to any performance measures derived in accordance with GAAP.

The Company presents these non-GAAP amounts because management believes they provide useful information to management and investors regarding certain financial and business trends relating to View’s financial condition and results of operations, and they assist management and investors in comparing the Company’s performance across reporting periods on a consistent basis. View’s management uses these non-GAAP measures for trend analyses, for purposes of determining management incentive compensation and for budgeting and planning purposes. View believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating operating results and trends in and in comparing View’s financial measures with those of other similar companies, many of which present similar non-GAAP financial measures to investors. View’s management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP.

The Company excludes the following items from its non-GAAP measures:

Non-cash stock-based compensation expense: We excluded the non-cash stock-based compensation expense from our non-GAAP financial measures, primarily because it is a non-cash expense. We believe that it is useful to investors to understand our operational performance, liquidity, and our steps toward reaching cash profitability. While stock-based compensation expense constitutes an ongoing and recurring expense, such expense is excluded from our non-GAAP financial measures because it is not an expense that requires cash settlement and is not used by management to assess the core profitability of our business operations. We further believe that excluding this item from our non-GAAP results is useful to investors in that it allows for period-over-period comparability.

Non-cash impairment of long-lived assets: We excluded the non-cash charge for impairment of long-lived assets from our non-GAAP financial measures, because it is a non-cash expense and it does not constitute an ongoing and recurring expense. We believe that it is useful to investors to understand our operational performance, liquidity, and our steps toward reaching cash profitability. We further believe that excluding this item from our non-GAAP results is useful to investors in that it allows for period-over-period comparability.

Restructuring costs: We excluded the restructuring costs from our non-GAAP financial measures because it does not constitute an ongoing and recurring expense. We further believe that excluding this item from our non-GAAP results is useful to investors in that it allows for period-over-period comparability.

There are a number of limitations related to the use of these non-GAAP measures and their nearest GAAP equivalents. For example, other companies may calculate non-GAAP measures differently, or may use other measures to calculate their financial performance, and therefore View’s non-GAAP measures may not be directly comparable to similarly titled measures of other companies.

Reconciliations from GAAP to non-GAAP results are included in the financial statements contained in this release.

About View

View is the leader in smart building technologies that transform buildings to improve human health and experience, reduce energy consumption and carbon emissions, and generate additional revenue for building owners. View Smart Windows use artificial intelligence to automatically adjust in response to outdoor conditions, eliminating the need for blinds and increasing access to natural light. Every View installation includes a cloud-connected smart building platform that can easily be extended to reimagine the occupant experience. View’s products are installed in offices, apartments, airports, hotels, and educational facilities. For more information, please visit: www.view.com.

For further information:

View, Inc.

IR@View.com

VIEW, INC.

Condensed Consolidated Statements of Comprehensive Loss

(unaudited)

(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue	$38,220	$23,762	$84,602	$57,090
Cost of revenue	42,573	49,126	124,596	129,219

Gross loss	(4,353)	(25,364)	(39,994)	(72,129)
Operating expenses:

Research and development	8,918	15,554	31,573	56,157

Selling, general, and administrative	25,518	41,174	74,429	124,888
Impairment of long-lived assets	170,300	—	174,300	—
Restructuring costs	(662)	—	4,845	—

Total operating expenses	204,074	56,728	285,147	181,045

Loss from operations	(208,427)	(82,092)	(325,141)	(253,174)
Interest and other expense (income), net:
Interest expense, net	4,399	58	11,530	324
Other expense, net	158	118	439	259
Gain on fair value change, net	—	(226)	(513)	(6,511)

Interest and other expense (income), net	4,557	(50)	11,456	(5,928)

Loss before provision for income taxes	(212,984)	(82,042)	(336,597)	(247,246)
Provision for income taxes	62	23	98	77

Net and comprehensive loss	$(213,046)	$(82,065)	$(336,695)	$(247,323)

Net loss per share, basic and diluted	$(53.06)	$(22.93)	$(84.54)	$(69.21)

Weighted-average shares used in calculation of net loss per share, basic and diluted	4,015,307	3,579,584	3,982,824	3,573,700

VIEW, INC.

Condensed Consolidated Balance Sheets

(unaudited)

(in thousands)

	September 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$50,618	$95,858
Short-term investments	—	102,284
Accounts receivable, net of allowances	42,571	42,407
Current contract assets	20,384	14,587
Inventories	16,699	17,373
Short-term restricted cash	14,000	1,859
Prepaid expenses and other current assets	14,560	21,851

Total current assets	158,832	296,219
Property and equipment, net	81,462	262,360
Restricted cash	726	16,448
Right-of-use assets	18,957	18,485
Note receivable	6,000	6,999
Other assets	25,461	18,515

Total assets	$291,438	$619,026

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$10,232	$21,099
Accrued expenses and other current liabilities	57,209	72,410
Accrued compensation	8,544	9,799
Deferred revenue	11,284	9,199

Total current liabilities	87,269	112,507
Debt, non-current	208,331	218,837
Sponsor earn-out liability	—	506
Lease liabilities	19,329	19,589
Warranty liability	26,989	29,337
Other liabilities	17,458	17,758

Total liabilities	359,376	398,534
Stockholders’ equity:
Common stock	—	—
Additional paid-in capital	2,863,177	2,814,912
Accumulated deficit	(2,931,115)	(2,594,420)

Total stockholders’ equity	(67,938)	220,492

Total liabilities and stockholders’ equity	$291,438	$619,026

VIEW, INC.

Condensed Consolidated Statements of Cash Flow

(unaudited)

(in thousands)

	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(336,695)	$(247,323)
Adjustments to reconcile net loss to net cash used in operating activities:

Depreciation and amortization	16,472	17,797
Gain on fair value change, net	(513)	(6,511)
Stock-based compensation	32,562	58,835
Non-cash interest expense	14,126	—
Impairment of long-lived assets	174,300	—

Other	2,639	1,008

Net changes in operating assets and liabilities	(42,494)	(28,007)

Net cash used in operating activities	(139,603)	(204,201)

Cash flows from investing activities:
Purchases of property and equipment	(7,510)	(14,396)
Purchases of short-term investments	(106,032)	—
Maturities of short-term investments	210,133	—

Disbursement under loan receivable	(3,001)	(5,160)

Net cash provided by (used in) investing activities	93,590	(19,556)

Cash flows from financing activities:
Payment of debt issuance costs	(228)	—
Payment of other debt obligations	(735)	(735)
Payments of obligations under finance leases	(409)	(400)
Taxes paid related to the net share settlement of equity awards	(1,436)	(3,076)

Net cash used in financing activities	(2,808)	(4,211)

Net decrease in cash, cash equivalents, and restricted cash	(48,821)	(227,968)

Cash, cash equivalents, and restricted cash, beginning of period	114,165	297,543

Cash, cash equivalents, and restricted cash, end of period	$65,344	$69,575

Supplemental disclosure of cash flow information:

Cash paid for interest	$155	$55
Non-cash investing and financing activities:

Payables and accrued liabilities related to purchases of property and equipment	$265	$1,569
Right of use assets obtained in exchange for operating lease liabilities	$2,624	$—
Common stock issued upon vesting of restricted stock units	$3,513	$6,651
Common stock issued upon conversion of Convertible Notes	$18,000	$—

VIEW, INC.

Selected Financials and Reconciliation of GAAP Measures to Non-GAAP Measures

(unaudited)

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Cost of revenue
GAAP cost of revenue	$42,573	$49,126	$124,596	$129,219
Stock-based compensation	(297)	(418)	(1,020)	(1,126)

Non-GAAP cost of revenue	$42,276	$48,708	$123,576	$128,093

Gross income (loss)
Revenue	$38,220	$23,762	$84,602	$57,090

GAAP gross loss	$(4,353)	$(25,364)	$(39,994)	$(72,129)
Stock-based compensation	297	418	1,020	1,126

Non-GAAP gross income (loss)	$(4,056)	$(24,946)	$(38,974)	$(71,003)

GAAP gross loss margin	(11)%	(107)%	(47)%	(126)%
Non-GAAP gross income (loss) margin	(11)%	(105)%	(46)%	(124)%

Research and development expense
GAAP research and development expense	$8,918	$15,554	$31,573	$56,157
Stock-based compensation	(1,022)	(2,032)	(3,216)	(3,587)

Non-GAAP research and development expense	$7,896	$13,522	$28,357	$52,570

Selling, general, and administrative expense
GAAP selling, general, and administrative expense	$25,518	$41,174	$74,429	$124,888
Stock-based compensation	(9,291)	(20,776)	(28,326)	(54,122)

Non-GAAP selling, general, and administrative expense	$16,227	$20,398	$46,103	$70,766

VIEW, INC.

Selected Financials and Reconciliation of GAAP Measures to Non-GAAP Measures (Continued)

(unaudited)

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Total operating expense

GAAP total operating expense	$204,074	$56,728	$285,147	$181,045
Impairment of long-lived assets	(170,300)	—	(174,300)	—

Restructuring costs	662	—	(4,845)	—
Stock-based compensation	(10,313)	(22,808)	(31,542)	(57,709)

Non-GAAP total operating expense	$24,123	$33,920	$74,460	$123,336

Net loss
GAAP net loss	$(213,046)	$(82,065)	$(336,695)	$(247,323)
Impairment of long-lived assets	170,300	—	174,300	—

Restructuring costs	(662)	—	4,845	—
Stock-based compensation	10,610	23,226	32,562	58,835
Gain on fair value change, net	—	(226)	(513)	(6,511)

Non-GAAP net loss	$(32,798)	$(59,065)	$(125,501)	$(194,999)

Adjusted EBITDA

GAAP loss from operations	$(208,427)	$(82,092)	$(325,141)	$(253,174)
Impairment of long-lived assets	170,300	—	174,300	—
Restructuring costs	(662)	—	4,845	—
Stock-based compensation	10,610	23,226	32,562	58,835

Non-GAAP loss from operations	(28,179)	(58,866)	(113,434)	(194,339)
Depreciation and amortization	5,456	5,923	16,472	17,797

Non-GAAP Adjusted EBITDA	$(22,723)	$(52,943)	$(96,962)	$(176,542)